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Exhibit 10.25

LOAN AGREEMENT

        THIS AGREEMENT, made this 7th day of June, 2005 by and among LIQUIDITY SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Borrower"); SURPLUS ACQUISITION VENTURE, LLC, Delaware limited liability company (hereinafter referred to as the "Guarantor"); and UNITED BANK (hereinafter referred to as "Bank").

WITNESSETH:

        Borrower has applied to the Bank for a $3,000,000.00 line of credit (the "Loan"). The obligation of the Loan is evidenced by a Promissory Note of even date herewith in the principal amount of the Loan (the "Note").

        The Bank has agreed to make the Loan to Borrower upon and subject to the terms, conditions, and provisions of this Agreement and the Bank's Commitment Letter to Borrower dated April 28, 2005 (the "Commitment").

        The proceeds of the Loan, up to a maximum of $2,000,000.00, shall be used to fund the acquisition by the Borrower of the assets of Wholesale 411 Division of ALDnet Media Group, LLC. The balance shall be available for the operating needs of the Borrower.

        The Loan is to be secured by a) security agreements (the "Security Agreements") and financing statements (the "Financing Statements") creating a first lien on all of the accounts receivable of the Borrower and the Guarantor.

        The Loan shall be guaranteed by the Guarantor (the "Guaranty").

        This Agreement, the Commitment, the Note, the Security Agreements, the Financing Statements, the Guaranty, and all other documents which the Borrower, the Guarantor or any third party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure, or guaranty the Loan, or any part thereof, or in connection therewith, are hereinafter sometimes referred to collectively as the "Loan Documents." The term "Liabilities"as used in this Agreement shall mean the obligation of Borrower to pay (a) the unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, and (b) all other charges, interest, and expenses chargeable by the Bank to Borrower under this Agreement and the other Loan Documents.

        NOW, THEREFORE, in consideration of the premises hereinabove recited, the mutual promises contained herein and for other, good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.     The foregoing recitals are incorporated herein and made part hereof.

        2.    Disbursements.    (a)    The amount of $2,000,000.00 shall be disbursed at settlement (the "Initial Advance").

          (b)   Upon proper application by Borrower to draw funds upon the Loan, the Bank shall make advances of funds ("Advanced") as follows:

    i.
    Advances shall be made for the purpose of Borrower's operating needs and for such other purposes as may be approved by the Bank in its sole and unreviewable discretion. In the event that the Bank approves any Advances hereunder for purposes other than operating needs, such approval may be subject to such additional conditions, require such additional collateral security, and require execution of new or amended Loan Documents in connection with said Advances, as the Bank in its sole and unreviewable discretion may determine.

    ii.
    No Advance shall be for less than Ten Thousand Dollars ($10,000.00).

    iii.
    The aggregate amount advanced under the Loan shall not exceed Three Million Dollars ($3,000,000.00).

    iv.
    Bank's obligation to make any Advance to or for the account of Borrower under this Agreement is subject to the following conditions precedent, with all documents, instruments, opinions, reports, and other items required under this Agreement to be in form and substance satisfactory to bank.

              I.     Bank shall have received evidence that this Agreement and all Loan Documents have been duly authorized, executed, and delivered by Borrower to Bank.

              II.    Bank shall have received such documents as Bank may reasonably request.

              III.  The security interests in the Collateral (as defined below) shall have been duly authorized, created, and perfected with first lien priority and shall be in full force and effect.

              IV.   The guarantee required by Bank for the credit facility(ies) shall have been executed by the Guarantor, delivered to Bank, and be in full force and effect.

              V.     Borrower shall have paid to Bank all fees, costs, and expenses specified in this Agreement and the Loan Documents as are then due and payable.

              VI.  The Bank shall have received confirmation that Borrower or Guarantor have been awarded a seven (7) year contract by Defense Reutilization Marketing Service (DRMS) for surplus scrap material.

              VII. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or the Loan Documents.

    v.
    Any amounts repaid to Bank hereunder prior to demand may be readvanced to Borrower and such readvances shall be treated as Advances.

    vi.
    No Advances shall be made after May 30, 2006.

        3.    Interest Rate.    (a)    The Note shall bear interest on the outstanding balance until maturity at an annual rate which floats and fluctuates monthly and which shall be equal at all times to the 30-day London Interbank Offered Rate (LIBOR), as defined in the Note, plus Two and Twenty-five one hundredths percent (2.25%).

          (b)   Notwithstanding the foregoing, the Borrower may elect in writing to pay a fixed rate of interest on the Initial Advance of Two Million Dollars ($2,000,000.00) equal to the yield, as of the date of settlement, on United States Treasury Securities having a maturity of one year plus Two and Fifty One Hundredth percent (2.50%).

        4.    Repayment Terms.    (a)    Borrower shall make monthly payments of interest only on the Note on the Seventh day of each month commencing July 7, 2005. All unpaid principal and interest due on the Note shall be due on demand.

          (b)   Borrower may make full or partial prepayments on the Note at any time and in any amount without penalty.

          (c)   If earlier demand is not made, the full amount of the Loan including all unpaid principal, interest, late fees or other fees or charges due under any of the Loan Documents shall be due and payable in full on May 30, 2006.

        5.    Collateral Security.    (a)    To secure the payment when due (whether at the stated maturity or by acceleration) of the Liabilities to the Bank and also to secure any other indebtedness or liability of the Borrower to the Bank, whether now existing or hereafter created or arising, direct or indirect, matured or unmatured, and whether absolute or contingent, joint, several, or joint and several, and no matter how the same may be evidenced or shall arise, including all future advances or Loans which may be made at the option of the Bank (all hereinafter called the "Obligations") the Borrower and the Guarantor, as the case may be, shall and do hereby grant, assign and convey to the Bank a security interest in and to the following:

          (a)   All the Accounts Receivable of Borrower and Guarantor as more specifically defined in Exhibit A attached hereto; and

          (b)   Inventory of the Borrower and Guarantor as more specifically defined in Exhibit A hereto; and

          (c)   All earnings, revenues, rents, issues, profits, avails and other income of and from the aforesaid collateral; and

          (d)   All increases, substitutions, renewals, replacements and accessions of and to any of the aforesaid collateral; and

          (e)   All proceeds and products of the aforesaid collateral.

        All of the above is hereinafter referred to as the "Collateral".

        6.    Other Conditions.    (a)    Borrower shall maintain its primary depository relationship with Bank until all Liabilities are paid in full.

          (b)   Borrower and Guarantor shall promptly inform Bank in writing of (1) all material adverse changes in Borrower's or Guarantor's financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or Guarantor which could materially affect the financial condition of Borrower or the financial condition of Borrower.

          (c)   Borrower and Guarantor shall furnish to Bank, as soon as possible, but in no event more than one hundred five (105) days after the end of each fiscal year during the term, their annual consolidated financial statement for that year which shall be prepared and audited by an independent certified public account acceptable to the Bank. Additionally, Borrower and Guarantor shall, at the same time, provide Bank with internally prepared consolidating financial statement.

          (d)   Borrower and Guarantor shall furnish to Bank, as soon as possible, but no later than thirty (30) days after they are filed, their Federal income tax returns for each year.

          (e)   Borrower and Guarantor shall furnish to bank its signed quarterly in-house financial statements within forty-five (45) days of the end of each calendar quarter.

          (f)    Borrower and Guarantor shall furnish to Bank an aging of its accounts receivables and accounts payable within forty-five (45) days of the end of each calendar quarter.

          (g)   Borrower and Guarantor shall maintain its books and records in accordance with generally accepted accounting principles, applied on a consistent basis, and permit Bank to examine and audit its books and records at all reasonable times, upon reasonable advance notice.

          (h)   Borrower and Guarantor shall furnish such additional information and statements, as Bank may reasonably request from time to time.

          (i)    At all times during the term of the Loan Borrower shall maintain the following financial and cash flow ratio requirements which shall be measured quarterly and calculated in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as true and correct:

    (1)
    Minimum Interest Coverage Ratio of 4.0 to 1.0;

    (2)
    Minimum quarterly earnings before interest, taxes, depreciation and amortization (EBITDA) of $1,000,000.00;

    (3)
    Minimum tangible net worth of $400,000.00 as of June 30, 2005 to be increased by $1,000,000.00 as of the end of each succeeding fiscal quarter (for purposes of this condition tangible net worth means Borrower's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses and similar intangible items, but including leaseholds and leasehold improvements) less total debt.

      (4)
      Minimum liquidity (consisting of cash and readily marketable securities) of $5,000,000.00.

      (5)
      Bank's funded debt shall not exceed 3x EBITDA.

          (j)    Neither Borrower nor Guarantor shall have any change in ownership without the express written consent of the Bank, which consent will not be unreasonably withheld.

        7.    Guarantees.    The Loan will be guaranteed by Guarantor.

        8.    Representations and Warranties of Borrower and Guarantor.    Borrower and Guarantor represent and warrant, as of the date this Agreement is executed, that:

          (a)   Borrower is a corporation which is, and at all times shall be, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which it is doing business, having obtained all necessary filings, governmental licenses and approvals for each such state. Specifically, Borrower is, and at all times shall be, qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition.

          (b)   Borrower's execution, delivery, and performance of this Agreement and all the Loan Documents have been duly authorized by all necessary action by Borrower, and does not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower's articles of incorporation, bylaws or other instrument binding upon Borrower; or (2) any law, governmental regulation, court decree, or order applicable to Borrower or its properties.

          (c)   Guarantor is a limited liability company which is, and at all times shall be, duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware. Borrower is duly authorized to transact business in all other states in which it is doing business, having obtained all necessary filings, governmental licenses and approvals for each such state. Specifically, Borrower is, and at all times shall be, qualified as a foreign limited liability company in all states in which the failure to do so qualify would have a material adverse effect on its business or financial condition.

          (d)   Guarantor's execution, delivery, and performance of this Agreement and all the Loan Documents have been duly authorized by all necessary action by Borrower, and does not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrower's Articles of Organization, Operating Agreement or other instrument binding upon Borrower; or (2) any law, governmental regulation, court decree, or order applicable to Borrower or its properties.

          (e)   This Agreement constitutes, and any instrument or agreement Borrower or Guarantor is required to give under this Agreement when delivered will constitute, legal, valid, and binding obligations of Borrower and/or Guarantor enforceable against them in accordance with their respective terms.

          (f)    Borrower and Guarantor have no knowledge of or reason to believe that the execution of this Agreement will result in a breach or default under any other agreement, contract, lease or loan or credit agreement to which the Borrower or Guarantor is a party;

          (g)   All of the Collateral is owned free and clear of any lien or security interest by the party or parties hereto who are assigning or transferring it hereunder; there are no liens or encumbrances thereon, and there are no outstanding amounts due to any contractor, supplier, materialman or other entity which constitute or may constitute, or may in the future result in, a mechanics lien or any part of the Collateral.

          (h)   Borrower and Guarantor have filed all Federal, State and local income tax returns required to be filed with respect to the Collateral or the income therefrom and either has paid all Federal, State and local income taxes or other taxes of any kind due and payable which they are required to pay with respect to the Collateral, or in good faith have challenged the imposition of such taxes in appropriate judicial or administrative forums;

          (i)    Any and all property, transfer or other taxes due and payable with respect to the Collateral have been paid in full.

          (j)    The financial statements of the Borrower and Guarantor heretofore delivered to the Bank are true, correct and complete in all respects, fairly present the financial condition of the Borrower and the Guarantor on the respective date(s) thereof, and no material adverse change has occurred in the financial condition reflected therein since the respective date(s) thereof.

          (k)   As of the date hereof, there are no actions, suits, or proceedings pending, or, to the actual knowledge of the Borrower or Guarantor, threatened, (i) against or affecting the Collateral, (ii) against the Borrower or (iii) against the Guarantor, at law or in equity, or before or by any governmental authority except actions, suits and proceedings against the Borrower or the Guarantor, which are fully covered by insurance or which, if adversely determined, would not substantially impair the ability of the Borrower or Guarantor to pay when due the Liabilities and all other amounts which may become payable under the provisions of the Loan Documents; and, to the Borrower's and Guarantor's knowledge, they are not in default with respect to any order, writ, injunction, decree, or demand of any court or any governmental authority.

        9.    Covenants of the Borrower and Guarantor.    The Borrower and Guarantor covenant and agree with the Bank as follows:

          (a)   That Borrower and Guarantor will fulfill all the conditions and perform all terms of the Commitment, this Agreement and the other Loan Documents and will discharge all of its said obligations when due.

          (b)   Borrower and Guarantor will promptly notify the Bank of any action or prospective claims, litigation or liens, including tax deficiencies, of a material nature which may be asserted against the Borrower, the Guarantor or the Collateral.

          (c)   Borrower and Guarantor agree to promptly report to Bank any material adverse change in their financial condition and in the event of default hereunder, they agree to immediately notify Bank of said event in writing.

          (d)   Borrower will pay all commitment and Loan fees of the Bank, all expenses involved in perfecting the lien status and priority of the Collateral and all other expenses of the Bank related to the Loans, including recording fees and taxes, lien search charges, and the reasonable fees and expenses of the Bank's legal counsel.

          (e)   Borrower will indemnify against, and hold the Bank harmless from, any loss or liability on account of any claim by any party arising out of the Loans.

        10.    Covenants of the Borrower and Guarantor With Respect to Collateral.

          (a)   Borrower and Guarantor are the lawful owners of all the Collateral, and, each has the right to pledge, sell, assign, grant and transfer the same and grant a valid security interest therein. Unless agreed to by Bank in writing in advance, no part of the aforesaid Collateral or any monies or proceeds thereof or contract rights arising therefrom is or shall be further pledged, sold, assigned, or transferred to any party other than Bank or in any way further encumbered except in favor of Bank.

          (b)   Borrower or Guarantor, as the case may be, at its sole expense, shall defend any claim or demand with respect to the Collateral adverse to the interest of Bank therein and shall at all times, preserve and protect Bank's interests therein.

          (c)   Borrower or Guarantor agree to execute such financing statements and to take whatever other actions are required by Bank to perfect and continue the Bank's security interests in the Collateral. Upon request of Bank, Borrower and/or Guarantor will deliver to Bank any and all of the documents evidencing or constituting the Collateral, and Borrower will note Bank's interest upon any and all chattel paper if not delivered to Bank for possession by Bank. Contemporaneous with the execution of the Agreement, Borrower or Guarantor will, if required, execute one or more UCC financing statements and any similar statements as may be required by applicable law, and Bank will file such financing statements and all such similar statements in the appropriate location or locations. Borrower and Guarantor hereby appoint Bank as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue any security interest. Bank may at any time, and without further notification to Borrower or Guarantor file a carbon, photograph, facsimile or other reproduction of any financing statement for use as a financing statement. Borrower and Guarantor will reimburse Bank for all expenses for the perfection, termination, and the continuation of the perfection of Bank's security interest in the Collateral.

          (d)   Borrower does now, and at all time hereafter shall, keep correct and accurate records of the Collateral, all of which records shall be available to Bank or Bank's representative upon demand for inspection and copying at any reasonable time.

          (e)   No loss of the Collateral or failure to collect the same shall relieve the Borrower or Guarantor of any obligation with respect to the Liabilities, including obligations hereunder.

          (f)    Borrower and Guarantor shall maintain the Collateral in good condition and in accordance with the rules, regulations and orders promulgated by all duly constituted authorities, judgments, or charges of any kind levied or assessed thereon.

        11.    Termination of Security Interest.    Bank agrees that, upon payment in full to it of the Liabilities, any interest due thereon, and any costs incurred with respect thereto, in collected Federal funds, it will promptly prepare and deliver to Borrower and Guarantor, for filing at its sole expense, appropriate termination statements and/or such other documents necessary to release Bank's interest in the Collateral.

        12.    Further Documents.    Borrower and Guarantor agree to execute and deliver such further assurances, assignments, agreements or other documents as may be requested by Bank to effectuate the purposes and provisions of this Agreement or the other Loan Documents and also to execute and deliver any instrument or statement required by law or otherwise to perfect, continue or terminate the security interest of the Bank in the Collateral.

        13.    Events of Default.    The occurrence of any of the following shall constitute an event of default ("Event of Default"):

          (a)   Failure of Borrower to pay the Liabilities or any part thereof, or any other indebtedness it may owe to Bank, as the same become due, in accordance with the terms of the Note, the Loan Documents or any other notes, documents or instruments evidencing said indebtedness or when accelerated pursuant to any power to accelerate;

          (b)   The failure or default of the Borrower or Guarantor to perform or observe any warranty, covenant, agreement or condition herein contained, which failure or default continues for a period of ten (10) days after written notice to Borrower provided, however, that if such failure or default is not capable of being cured within the ten (10) day grace period, the Borrower or Guarantor, as the case may be, shall have an additional thirty (30) days in which to cure said default, provided that the default can be cured within the additional thirty (30) days and Borrower or Guarantor, as the case may be, diligently and in good faith initiates and pursues such action as is reasonably required to cure said failure or default;

          (c)   Failure or default of Borrower or Guarantor to punctually keep, observe, or faithfully perform any warranty, convenant, agreement, or condition contained herein, in any other instrument or paper evidencing or securing the Liabilities, or in any other agreement with Bank and such failure or default is not remedied within the applicable grace period specified in such instrument, paper or agreement;

          (d)   If any warranty, representation, condition or statement made herein or otherwise furnished to Bank by or on behalf of Borrower or Guarantor, shall be shown to have been false in any material respect when made or furnished;

          (e)   Insolvency, appointment of a receiver of any part of the property of, the issuance of an attachment or execution against the property of, or entry of judgment against, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency laws by, or against, Borrower or Guarantor;

          (f)    The filing against Borrower or Guarantor of any petition for involuntary bankruptcy under State or Federal Law if same is not bonded off, dismissed or otherwise cured within sixty (60) days from the date of the filing;

          (g)   If Borrower or Guarantor commits or suffers any act which would entitle Bank to accelerate, pursuant to the terms, the Note.

          (h)   Subjection of any part of the Collateral to levy of execution or other judicial process.

          (i)    Any material and adverse financial change in the condition of Borrower or Guarantor.

        14.    Remedies.    Upon the occurrence of any Event of Default, then and in such event, unless said Event of Default be specifically waived in writing by Bank, or be an Event of Default which is curable and is, in fact, cured, then Bank may, without giving any further notice or any period of grace or forbearance whatsoever to Borrower or Guarantor:

          (a)Declare the entire principal balance of the Liabilities and all interest accrued thereon, to be immediately due and payable without further notice, demand, or presentment to Borrower or any other person obligated for the payment of the Liabilities, which notice, demand, or presentment is hereby expressly waived; and/or

          (b)   Make no further Advances hereunder; and/or

          (c)   Enter upon the premises where the Collateral or the documents evidencing the same may be and take possession thereof and remove same without being guilty of any manner of trespass; and/or

          (d)   Proceed to collect directly without further notice to Borrower or Guarantor upon any interest assigned by this Agreement or any other agreement from Borrower or Guarantor to Bank; and/or

          (e)   Proceed to sell or otherwise dispose of the Collateral upon such terms and in such manner as Bank elects in accordance with the laws of the Commonwealth of Virginia; and/or

          (f)    Institute and prosecute any other legal or equitable action or suit for the collection of the Liabilities and the enforcement of the security therefor, and upon the filing of any such suit or action, Borrower and Guarantor consent without further notice to the appointment on application of Bank of a receiver for the Collateral; and/or

          (g)   Exercise any other remedy at law or equity which may be appropriate

          (h)   Set off against the unpaid balance of the Liabilities any debt owing to Borrower or Guarantor by Bank, including any funds in any deposit account maintained by Borrower or Guarantor with Bank. Nothing in this Agreement shall be deemed to be a waiver or prohibition of Bank's right of banker's lien or setoff.

          (i)    Pursue such other remedies, including action for specific performance and damages, or any remedy provided by the Loan Documents or permitted by law, which the Bank may deem appropriate.

          (j)    Proceed to collect any of the Liabilities from Guarantor or to exercise any other remedy at law or equity against either or Guarantor which may be appropriate.

        In the event of any Event of Default, Bank may in its sole discretion cure such default and, if it does so, any reasonable expenditures made for such purpose shall be added to the Liabilities and shall be subject to all the terms and conditions of this Agreement and shall be secured by the Collateral.

        All the rights and remedies of Bank hereunder are cumulative of each other and every other right or remedy, including all rights and remedies available to Bank under the Uniform Commercial Code of the Commonwealth of Virginia, which Bank may otherwise have hereunder or at law or in equity or under any other document for the enforcement of this Agreement or the collection of the secured Liabilities, and the security therefor, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Waiver of or acquiescence in any default by the Borrower or Guarantor or failure of the Bank to insist upon strict performance by the Borrower or Guarantor of any warranties or agreements in this Agreement, shall not constitute a waiver of any subsequent or other default or failure.

        15.    Applicable Law.    This Agreement shall be construed in accordance with the laws of the Commonwealth of Virginia.

        16.    Costs and Expenses.    Borrower agrees to pay all costs incurred in connection with this Agreement including, but not limited to, recording and filing fees as hereinbefore provided; and Borrower further agrees to pay the legal fees of Bank's attorney for preparation and review of the documents herein.

        17.    Notices.    Any notice required or permitted to be delivered hereunder must be in writing and shall be deemed to be delivered whether actually received or not, when deposited in the United States mail, postage prepaid, certified or registered (return receipt requested), addressed to:

Borrower:	Liquidity Services, Inc. 2131 K Street, N.W. Washington, D.C. 20037 Attention: William P. Angrick, III, Chairman
Guarantor:	Surplus Acquisition Venture, LLC 2131 K Street, N.W. Washington, D.C. 20037 Attention: William P. Angrick, III, Chairman
Bank:	United Bank 1667 K Street, N.W. Washington, D.C. 20006 Attention: Barbara Hart, Vice President

        18.    Waiver of Trial by Jury.    BANK, BORROWER AND GUARANTOR EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BANK, BORROWER OR GUARANTOR MAY BE PARTIES, ARISING OUT OF, OR IN ANY WAY PERTAINING TO THIS AGREEMENT. IT IS AGREED THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BANK, BORROWER AND GUARANTOR, AND BANK, BORROWER AND GUARANTOR HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND GUARANTOR FURTHER REPRESENT THAT BORROWER AND GUARANTOR HAVE HAD THE OPPORTUNITY TO BE REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF BORROWER'S AND GUARANTOR'S OWN FREE WILL, AND THAT BORROWER AND GUARANTOR HAVE HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH SUCH COUNSEL.

        19.    Term of Agreement.    This Agreement shall remain in effect until Borrower shall satisfy all terms and conditions of the Loan Documents, including, but not limited to, the repayment of the Liabilities and any other sums due hereunder and shall be binding upon the parties herein and their heirs, successors or assigns.

        20.    Modification.    This Agreement shall not be modified except by an agreement in writing duly executed by the parties hereto.

        21.    Illegality.    If anything in this Agreement is held to be illegal, void or otherwise unforceable, then only that portion is void and not the entire Agreement.

        22.    Time.    Time shall be of the essence of this Agreement.

        23.    Not Assignable.    The proceeds of the Loan and the Bank's commitment to advance funds under this Agreement shall not be assignable by the Borrower nor subject to the process of any court upon legal action by or against the Borrower or by or against anyone claiming under or through it. For the purposes of this Agreement, such funds will not be advanced until the Borrower complies with each and all of the conditions precedent to such advances set forth in this Agreement. Nothing contained herein shall be considered as in any way modifying, affecting, or subordinating the obligations heretofore given or to be given by the Borrower as security for the Loan, and the same shall be and remain in full force, tenor, and effect.

        24.    No Waiver, Cumulative Remedies.    No failure by the Bank to exercise and no delay in exercising any right, power, privilege, or discretion under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege, or discretion hereunder preclude any other or further exercise thereof; nor shall any waiver thereof be effective unless in writing and signed by the party waiving the same.

        25.    Survival of Agreements.    All agreements, covenants, representations, and warranties of the Borrower made in this Agreement shall survive the making of the disbursements hereunder.

        26.    Successors.    This Agreement shall be binding upon and inure to the benefit of the Borrower and Guarantor, their successors, and those assigns approved in writing by the Bank, and upon and to the Bank, its successors and assigns.

        27.    Counterparts.    This Agreement may be executed in any number of counterparts, all of which shall constitute but one and the same instrument.

        28.    Conditions for Benefits of Bank.    All conditions to the making of disbursements hereunder are imposed solely and exclusively for the benefit of the Bank, and no person other than the Bank and its agents shall have standing to require satisfaction of such conditions, or be entitled to assume that the Bank will or will not make disbursements in the absence of strict compliance with such conditions.

        29.    Assignment Not Effective.    No assignment or transfer of the Borrower's rights hereunder shall be effective without the prior written consent of the Bank, which may be given or withheld by the Bank in its sole discretion.

        IN WITNESS WHEREOF, the parties hereto have caused their names to be subscribed and the same sealed and attested as of the date first hereinbefore mentioned.

ATTEST:		BORROWER:
LIQUIDITY SERVICES, INC., A Delaware corporation

By:	/s/ WILLIAM P. ANGRICK, III William P. Angrick, III, Secretary	By:	/s/ JAMES M. RALLO James M. Rallo, Chief Financial Officer and Treasurer
(Corporate Seal)
GUARANTOR: SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company
		By:	/s/ WILLIAM P. ANGRICK, III William P. Angrick, III, Chairman of the Board of Managers
UNITED BANK
		By:	/s/ BARBARA HART	(SEAL)
Barbara Hart, Vice President

MODIFICATION OF LOAN AGREEMENT

        THIS MODIFICATION OF LOAN AGREEMENT (the "Modification") is made the 28th day of July, 2005 by and between LIQUIDITY SERVICES, INC., a Delaware corporation (the "Borrower"), SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company (the "Guarantor") and UNITED BANK, (the Bank").

        WHEREAS, the Bank advanced a line of credit loan (the "Loan") to the Borrower, evidenced by a Loan Agreement (the "Agreement") dated June 7, 2005 and by that certain Promissory Note dated June 7, 2005 payable to the order of Bank in the amount of Three Million Dollars ($3,000,000.00) (the "Note"); and

        WHEREAS, the Loan and Note and all obligation thereunder are guaranteed by Guarantor pursuant to a Guaranty dated June 7, 2005 (the "Guaranty"); and

        WHEREAS, the Note, Loan and Guaranty are secured by certain Security Agreement's executed by Borrower and Guarantor dated June 7, 2005 on the Borrower's and Guarantor's inventory, chattel paper, accounts, equipment and general intangibles (the "Security Agreements"); and

        WHEREAS, Borrower has requested that the amount of Loan be increased to Five Million Five Hundred Thousand Dollars ($5,500,000.00) and that the Loan Documents be modified in other respects and the Bank has agreed to such request as evidenced by the Bank's Commitment Letter dated July 22, 2005.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto jointly and severally agree as follows:

        1.     The recitals hereinabove set forth are incorporated herein and made a part of this agreement by reference.

        2.     All terms defined in the Agreement shall have the same meaning in this Modification unless otherwise specifically stated herein.

        3.     Paragraph 2. (b)iii is amended in toto to read as follows:

  The aggregate amount advanced under the Loan shall not exceed Five Million Five Hundred Thousand Dollars ($5,500,000.00).

        4.     Paragraph 3(a) of the Agreement is amended in toto to read as follows:

  The Note shall bear interest on the outstanding balance until maturity at an annual rate which floats and fluctuates monthly and which shall be equal at all times to the 30-day London Interbank Offered Rate (LIBOR), as defined in the Note, plus Two percent (2%).

        5.     Paragraph 4(c) of the Agreement is amended in toto to read:

  If earlier demand is not made, the full amount of the Loan including all unpaid principal, interest, late fees or other fees or charges due under any of the Loan Documents shall be due and payable in full on July 31, 2007.

        6.     Paragraph 2. (b)vi of the Agreement is amended in toto to read:

  No advances shall be made after July 31, 2007.

        7.     Bank's obligations to make any advances under this Modification shall be conditioned upon the Bank receiving confirmation that Borrower or Guarantor has been awarded an additional contract by Defense Reutilization Marketing Services (DRMS) for surplus scrap metal and has reviewed the same and found it satisfactory in the Bank's sole discretion.

        8.     Default under the terms of this Modification shall constitute default under the Note.

        9.     The Borrower and Guarantor hereby acknowledge and agree that as of the date hereof there are no set-offs, claims or defense against the enforcement of any of the Loan Documents.

        10.   The Borrower hereby expressly reaffirms the representations and warranties set forth in the Note and the Agreement and covenants that (a) no default has occurred under any of them or any other documents relating to or connected with the Note, and (b) no adverse material change has occurred in the financial condition of the Borrower as reflected by the most recent financial information provided to the Bank.

        11.   Borrower shall execute an allonge to the Note containing the modifications set forth herein.

        12.   The Guarantor hereby acknowledges and agrees to all terms and conditions of this Modification and the Allonge and reaffirms its Guaranty of all obligations of the Borrower under the Loan Documents as modified.

        13.   Paragraph 6(i) of the Agreement is hereby deleted and the following inserted in the place and stead thereof;

  At all times during the term of the Loan Borrower shall maintain the following financial and cash flow ratio requirements which shall be measured quarterly and calculated in accordance with generally accepted accounting principles, applied on a consistent basis, and certified by Borrower as true and correct:

          1.     Minimum quarterly earnings before interest, taxes, depreciation and amortization (EBITDA) of $1,250,000.00 or $5,000,000.00 annually.

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        14.   The Borrower and Guarantor shall not pay any dividends or distributions to shareholders or members, as the case may be, without prior written consent of the Bank.

        15.   Except as hereby expressly modified, the agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed. In the event the terms of any other Loan documents are inconsistent with the terms of this Modifications, the terms of this Modification shall govern. The parties hereto agree that this Modification shall not be construed as an agreement to substitute a new obligation or extinguish an obligation under the Note, and shall not be construed a novation as to the obligations of the Borrower and Guarantor to the Bank, or as to the Bank's lien under the Security Agreements of the Related Documents.

        This Modification shall be governed by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to this benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

        IN TESTIMONY WHEREOF, the parties have caused these presents to signed and sealed.

ATTEST:		BORROWER:
LIQUIDITY SERVICES, INC., a Delaware corporation
/s/ WILLIAM P. ANGERICK	By:	/s/ JAMES M. RALLO	(Seal)
William P. Angerick, Secretary		James M. Rallo, Chief Financial Officer and Treasurer
GUARANTOR:
SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company
	By:	/s/ WILLIAM P. ANGRICK	(Seal)
William P. Angrick, Chairman of the Board of Managers
BANK:
WITNESS:		UNITED BANK
/s/ JOHN F. ALEXANDER	BY:	/s/ THOMAS MCCRACKEN	(SEAL)
Name: Thomas McCracken Title: Market President

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SECOND MODIFICATION OF LOAN AGREEMENT

        THIS SECOND MODIFICATION OF LOAN AGREEMENT (the "Modification") is made the 21st day of June, 2006 by and between LIQUIDITY SERVICES, INC., a Delaware corporation (the "Borrower"), SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company (the "Guarantor") and UNITED BANK, (the "Bank").

        WHEREAS, the Bank advanced a line of credit loan (the "Loan") to the Borrower, evidenced by a Loan Agreement (the "Agreement") dated June 7, 2005 and by that certain Promissory Note dated June 7, 2005 payable to the order of Bank in the amount of Three Million Dollars ($3,000,000.00) (the "Note"); and

        WHEREAS, the Loan and Note and all obligations thereunder are guaranteed by Guarantor pursuant to a Guaranty dated June 7, 2005 (the "Guaranty"); and

        WHEREAS, the Note, Loan and Guaranty are secured by certain Security Agreements executed by Borrower and Guarantor dated June 7, 2005 on the Borrower's and Guarantor's inventory, chattel paper, accounts, equipment and general intangibles (the "Security Agreements"); and

        WHEREAS, the terms of the Loan were modified by Modification of Loan Agreement dated July 28, 2005 which, among other things, increased the maximum amount of the Loan to $5,500,000.00; and

        WHEREAS, Borrower has requested that the terms of the Agreement be modified to permit the issuance of letters of credit by the Lender on behalf of the Borrower and the Bank has agreed to such modifications subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto jointly and severally agree as follows:

        1.     The recitals hereinabove set forth are incorporated herein and made a part of this agreement by reference.

        2.     All terms defined in the Agreement shall have the same meaning in this Modification unless otherwise specifically stated herein.

        3.     The Agreement is hereby amended by adding thereto the following provision to be designated paragraph 30 thereof:

          "30. Letter of Credit Facility

            In addition to Advances made hereunder, the Bank will issue standby letters of credit (each a "Letter of Credit") on behalf of the Borrower subject to the terms of the Agreement and pursuant to the following terms and conditions:

            a.     At no time shall the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, exceed the sum of One Hundred Thousand Dollars ($100,000.00);

            b.     The face amount of each such Letter of Credit shall be offset against the then available credit under the Loan, thus reducing the amount of available credit;

            c.     Each Letter of Credit shall be in form and substance acceptable to the Bank in its sole discretion and shall be in favor of beneficiaries satisfactory to the Bank, provided that the Bank may refuse to issue a Letter of Credit due to the nature of the transaction or its terms or in connection with any transaction when the Bank, due to the nationality or residence of the Beneficiary, would be prohibited by any applicable law, regulation or order from issuing such Letter of Credit;

            d.     In no event shall the Bank be obligated to issue a Letter of Credit in a face amount which when added to the then principal balance of the Loan and amount of any outstanding Letters of Credit exceeds the maximum amount of the Loan.

            e.     The Borrower shall promptly pay to the Bank, upon request, issuance fees and other such fees, commissions, costs and any out of pocket expenses charged or incurred by the Bank with respect to any Letter of Credit.

            f.      The obligation of the Bank to issue any Letter of Credit shall further be subject to the conditions set forth in paragraph 2. (b) iv of the agreement.

            g.     In the event that the Bank shall make payment of a draw upon any Letter of Credit such payment shall be an Advance under the Loan Documents and added to the principal balance and shall bear interest at the then rate under the Loan Documents.

            h.     The Bank's Commitment to issue Letters of Credit in accordance with the terms of hereof shall automatically terminate on the expiration date set forth in paragraph 2. (b) vi of the Agreement, as the same may be amended or extended from time to time.

            i.      Prior to the issuance of each Letter of Credit, and in all events prior to any daily cutoff time Bank may have established for purposes thereof, Borrower shall deliver to Bank a duly executed form of Bank's standard form of application for issuance of letters of credit with proper insertions.

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        4.     Except as hereby expressly modified, the Agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed. In the event the terms of any other Loan documents are inconsistent with the terms of this Modification, the terms of this Modification shall govern. The parties hereto agree that this Modification shall not be construed as an agreement to substitute a new obligation or extinguish an obligation under the Note, and shall not be construed a novation as to the obligations of the Borrower and Guarantor to the Bank, or as to the Bank's lien under the Security Agreements or the Related Documents.

        This modification shall be governed by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

        IN TESTIMONY WHEREOF, the parties have caused these presents to signed and sealed.

ATTEST:		BORROWER:
LIQUIDITY SERVICES, INC., a Delaware corporation
/s/ JAMES E. WILLIAMS	By:	/s/ JAMES M. RALLO	(Seal)
James E. Williams, Secretary		James M. Rallo, Chief Financial Officer and Treasurer
GUARANTOR:
SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company
	By:	/s/ WILLIAM P. ANGRICK	(Seal)
William P. Angrick, Chairman of the Board of Managers
BANK:
WITNESS:		UNITED BANK
	BY:		(SEAL)
Name: Thomas McCracken Title: Market President

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THIRD MODIFICATION OF LOAN AGREEMENT

        THIS THIRD MODIFICATION OF LOAN AGREEMENT ("this Modification") is made the 7th day of November, 2006 by and between LIQUIDITY SERVICES, INC., a Delaware corporation (the "Borrower"), SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company (the "Guarantor") and UNITED BANK, (the "Bank").

        WHEREAS, the Bank advanced a line of credit loan (the "Loan") to the Borrower, evidenced by a Loan Agreement (the "Agreement") dated June 7, 2005 and by that certain Promissory Note dated June 7, 2005 payable to the order of Bank in the amount of Three Million Dollars ($3,000,000.00) (the "Note"); and

        WHEREAS, the Loan and Note and all obligations thereunder are guaranteed by Guarantor pursuant to a Guaranty dated June 7, 2005 (the "Guaranty"); and

        WHEREAS, the Note, Loan and Guaranty are secured by certain Security Agreements executed by Borrower and Guarantor dated June 7, 2005 on the Borrower's and Guarantor's inventory, chattel paper, accounts, equipment and general intangibles (the "Security Agreements"); and

        WHEREAS, the terms of the Loan were modified by Modification of Loan Agreement dated July 28, 2005 which, among other things, increased the maximum amount of the Loan to $5,500,000.00 (the "First Modification"); and

        WHEREAS, the terms of the Loan were further modified by a Second Modification of Loan Agreement dated                      , 2006, (the "Second Modification") which permitted the insurance of standby by letters of credit in addition to Advances under the Agreement, subject to certain terms and conditions set forth in said Second Modification, one of which conditions limited the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, to One Hundred Thousand Dollars ($100,000.00); and

        WHEREAS, the Borrower has requested and the Bank has agreed to modify the Agreement to permit the issuance of Letters of Credit up to the full amount of the Loan.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto jointly and severally agree as follows:

        1.     The recitals hereinabove set forth are incorporated herein and made a part hereof by reference.

        2.     All terms defined in the Agreement shall have the same meaning in this Modification unless otherwise specifically stated herein.

        3.     The Agreement, as modified, is hereby amended as follows:

  "Subsection a, of paragraph 30 set forth in the Second Modification is hereby stricken in its entirety and the following substituted in lieu thereof:

          a.     At no time shall the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, exceed the full amount of the Loan."

        4.     Except as expressly modified hereby, the Agreement, as modified by the First Modification and Second Modification, shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed. In the event the terms of any other Loan documents are inconsistent with the terms of this Modification, the terms of this Modification shall govern. The parties hereto agree that this Modification shall not be construed as an agreement to substitute a new obligation or extinguish an obligation under the Note, and shall not be construed a novation as to the obligations of the Borrower and Guarantor to the Bank, or as to the Bank's lien under the Security Agreements or the Related Documents.

        This Modification shall be governed by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

        IN TESTIMONY WHEREOF, the parties have caused these presents to signed and sealed.

ATTEST:		BORROWER: LIQUIDITY SERVICES, INC. a Delaware corporation
/s/ WILLIAM P. ANGERICK William P. Angerick, Secretary	By:	/s/ JAMES M. RALLO	(Seal)
James M. Rallo, Chief Financial Officer and Treasurer
WITNESS:		GUARANTOR: SURPLUS ACQUISITION VENTURE, LLC a Delaware limited liability company
/s/ JAMES M. RALLO	By:	/s/ WILLIAM P. ANGERICK	(Seal)
William P. Angerick, Chairman of the Board of Managers

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WITNESS:		BANK: UNITED BANK
	By:		(SEAL)
Name: Thomas McCracken Title: Market President

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FOURTH MODIFICATION OF LOAN AGREEMENT

        THIS FOURTH MODIFICATION OF LOAN AGREEMENT ("this Modification") is made the 14th day of February, 2007 by and between LIQUIDITY SERVICES, INC., a Delaware corporation (the "Borrower"), SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company (the "Guarantor") and UNITED BANK, (the "Bank").

        WHEREAS, the Bank advanced a line of credit loan (the "Loan") to the Borrower, evidenced by a Loan Agreement (the "Agreement") dated June 7, 2005 and by that certain Promissory Note dated June 7, 2005 payable to the order of Bank in the original amount of Three Million Dollars ($3,000,000.00) (the "Note"); and

        WHEREAS, the Loan and Note and all obligations thereunder are guaranteed by Guarantor pursuant to a Guaranty dated June 7, 2005 (the "Guaranty"); and

        WHEREAS, the Note, Loan and Guaranty are secured by certain Security Agreements executed by Borrower and Guarantor dated June 7, 2005 on the Borrower's and Guarantor's inventory, chattel paper, accounts, equipment and general intangibles (the "Security Agreements"); and

        WHEREAS, the terms of the Loan were modified by Modifcation of Loan Agreement dated July 28, 2005 which, among other things, increased the maximum amount of the Loan to $5,500,000.00 (the "First Modiciation"); and

        WHEREAS, the terms of the Loan were further modified by a Second Modification of Loan Agreement dated June 19, 2006, (the "Second Modification") which permitted the issuance of standby by letters of credit under the Agreement, subject to certain terms and conditions set forth in said Second Modification, one of which conditions limited the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, to One Hundred Thousand Dollars ($100,000.00); and

        WHEREAS, the terms of the Loan were modified by a Third Modification of Loan Agreement dated November 7, 2006 which increased the limit upon the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, to the full amount of the Loan (the "Third Modification"). The First Modification, Second Modification and Third Modification are sometimes hereinafter referred to collectively as the "Modifications".

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto jointly and severally agree as follows:

        1.     The recitals hereinabove set forth are incorporated herein and made a part of this agreement by reference.

        2.     All terms defined in the Agreement shall have the same meaning in this Modification unless otherwise specifically stated herein.

        3.     Paragraph 2.(b)iii of the Agreement, as modified, is amended in toto to read as follows:

    The aggregate amount advanced under the Loan shall not exceed Fifteen Million Dollars ($15,000,000.00), provided, however, that the maximum amount available shall be determined quarterly and in no event shall it exceed the amount of the Borrower's aggregate adjusted EBITDA for the previous four quarters.

        4.     Paragraph 3(a) of the Agreement, as modified, is amended in toto to read as follows:

    The Note shall bear interest on the outstanding balance until maturity at an annual rate which floats and fluctuates monthly and which shall be equal at all times to the 30-day London Interbank Offered Rate (LIBOR), as defined in the Note, plus one and one-half percent (1 1/2%).

        5.     Paragraph 4(c) of the Agreement, as modified, is amended in toto to read:

    If earlier demand is not made, the full amount of the Loan including all unpaid principal, interest, late fees or other fees or charges due under any of the Loan Documents, shall be due and payable in full on March 31, 2008.

        6.     Paragraph 2.(b)vi of the Agreement, as modified, is amended in toto to read:

    No Advances shall be made after March 31, 2008.

        7.     The Guaranty of Guarantor dated June 7, 2005 shall be terminated and the Guarantor shall be released from any and all obligations thereunder, PROVIDED, HOWEVER, that the Guarantor agrees that the Loan shall continue to be secured upon its accounts receivable and Inventory as set forth in the Security Agreement dated June 7, 2005 which shall remain in full force and effect and the terms of which are hereby reaffirmed by the Guarantor. The Financing Statements evidencing the lien upon the Guarantor's collateral shall continue and not be terminated. Guarantor further agrees to maintain its primary deposit relationship with the Bank until all liabilities under the Loan are paid in full.

        8.     Default under the terms of this Modification shall constitute default under the Note.

        9.     The Borrower hereby acknowledges and agrees that as of the date hereof there are no set-offs, claims or defenses against the enforcement of any of the Loan Documents.

        10.   The Borrower hereby expressly reaffirms the representations and warranties set forth in the Note and the Agreement and covenants that (a) no default has occurred under any of them or any other documents relating to or connected with the Note, and (b) no adverse material change has occurred in the financial condition of the Borrower as reflected by the most recent financial information provided to the Bank.

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        11.   Borrower shall execute an allonge to the Note, in form and substance acceptable to Bank, evidencing the modifications set forth herein.

        12.   Subsection a, of paragraph 30 set forth in the Second Modification and modified in the Third Modification is hereby stricken in its entirety and the following substituted in lieu thereof:

          a.     At no time shall the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, exceed the amount of Five Million Dollars ($5,000,000.00)

        13.   Paragraph 6(i) of the Agreement as modified in the First Modification is hereby deleted in its entirety.

        14.   Paragraph 6(d) of the Agreement is hereby deleted.

        15.   Borrower (a) hereby acknowledges and agrees that the Bank has fully and properly discharged all covenants and other provisions of the Agreement, as modified, and Note prior to the date hereof; (b) hereby waives any breach of the Note and Agreement by the Bank prior to the date hereof; and (c) hereby releases, remises, acquits and forever discharges Bank and each of its employees, agents, successors, and assigns from any and all matters, and claims, actions, causes of action, suits, debts, agreements and demands whatsoever, whether presently known or unknown, which the Borrower may now or hereafter may have against the Bank by reason of any act, cause, matter or thing whatsoever to the date hereof.

        16.   In consideration of this Modification, the Borrower hereby certifies that there is no event of default under the Note or Agreement and no event has occurred and no condition exists that with the giving of notice or the passage of time would constitute an event of default under the Note or Agreement. The Borrower further certifies that it is not in default under the terms of any other agreement or instrument to which it may be a party in any respect that could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Maker to perform its obligations under this Agreement or the Note, or any other documents to which it is a party.

        17.   Except as hereby expressly modified, the Agreement shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed. In the event the terms of any other Loan documents are inconsistent with the terms of this Modification, the terms of this Modification shall govern. The parties hereto agree that this Modification shall not be construed as an agreement to substitute a new obligation or extinguish an obligation under the Note, and shall not be construed a novation as to the obligations of the Borrower and Guarantor to the Bank, or as to the Bank's lien under the Security Agreements or the Related Documents.

        This Modification shall be governed by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

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        IN TESTIMONY WHEREOF, the parties have caused these presents to signed and sealed.

ATTEST:		BORROWER:
LIQUIDITY SERVICES, INC., a Delaware corporation
/s/ JAMES E. WILLIAMS	By:	/s/ JAMES M. RALLO	(Seal)
James E. Williams, Secretary		James M. Rallo, Chief Financial Officer and Treasurer

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WITNESS:		GUARANTOR:
SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company
/s/ JAMES M. RALLO	By:	/s/ WILLIAM P. ANGRICK	(Seal)
William P. Angrick, Chairman of the Board of Managers
BANK:
WITNESS:		UNITED BANK
/s/ VIVIAN JACKSON	BY:	/s/ JOHN F. ALEXANDER	(SEAL)
Name: John F. Alexander Title: Senior Vice President

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FIFTH MODIFICATION OF LOAN AGREEMENT

        THIS FIFTH MODIFICATION OF LOAN AGREEMENT ("this Modification") is made the 17th day of October, 2007 by and between LIQUIDITY SERVICES, INC., a Delaware corporation (the "Borrower"), SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company ("Surplus") and UNITED BANK, (the "Bank").

        WHEREAS, the Bank advanced a line of credit loan (the "Loan") to the Borrower, evidenced by a Loan Agreement (the "Agreement") dated June 7, 2005 and by that certain Promissory Note dated June 7, 2005 payable to the order of Bank in the original amount of Three Million Dollars ($3,000,000.00). Said note was amended by an Allonge dated July 28, 2005 and a Second Allonge dated February 14, 2007 (the note and allonges are hereinafter referred to collectively as the "Note"); and

        WHEREAS, the Loan and Note and all obligations thereunder were guaranteed by Surplus pursuant to a Guaranty dated June 7, 2005 (the "Guaranty"); and

        WHEREAS, the Note, Loan and Guaranty are secured by certain Security Agreements executed by Borrower and Surplus dated June 7, 2005 on the Borrower's and Surplus' inventory, chattel paper, accounts, equipment and general intangibles (the "Security Agreement"); and

        WHEREAS, the terms of the Loan were modified by Modification of Loan Agreement dated July 28, 2005 which, among other things, increased the maximum amount of the Loan to $5,500,000.00 (the "First Modification"); and

        WHEREAS, the terms of the Loan were further modified by a Second Modification of Loan Agreement dated June 19, 2006, (the "Second Modification") which permitted the issuance of standby by letters of credit under the Agreement, subject to certain terms and conditions set forth in said Second Modification, one of which conditions limited the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, to One Hundred Thousand Dollars ($100,000.00); and

        WHEREAS, the terms of the Loan were modified by a Third Modification of Loan Agreement dated November 2, 2006 (the "Third Modification") which increased the limit upon the total face amount of all Letters of Credit outstanding, less any partial draws paid under the Letters of Credit, to the full amount of the Loan; and

        WHEREAS, the terms of the Loan were modified by a Fourth Modification of Loan Agreement dated February 14, 2007 (the "Fourth Modification") which, among other things, increased the amount of the Loan to Fifteen Million Dollars ($15,000,000.00) and limited the total face amount of all outstanding Letters of Credit, less any partial draws paid under the Letters of Credit, to Five Million Dollars ($5,000,000.00). The First Modification, Second Modification, Third Modification and Fourth Modification are sometimes hereinafter referred to collectively as the "Modifications"; and

        WHEREAS, the Fourth Modification terminated the Guaranty of the Loan by Surplus but Surplus agreed therein that the full amount of the Loan would continued to be secured by its accounts receivable and inventory as set forth in the Security Agreement dated June 7, 2005 and the Financing Statement evidencing the same.

        NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto jointly and severally agree as follows:

        1.     The recitals hereinabove set forth are incorporated herein and made a part of this agreement by reference.

        2.     All terms defined in the Agreement shall have the same meaning in this Modification unless otherwise specifically stated herein.

        3.     Paragraph 2.(b)iii of the Agreement, as amended by the Modifications, is further amended in toto to read as follows:

    The aggregate amount advanced under the Loan shall not exceed Thirty Million Dollars ($30,000,000.00); PROVIDED, HOWEVER, that the maximum amount available shall be determined quarterly and in no event shall it exceed 1.5x the amount of the Borrower's aggregate adjusted EBITDA for the previous four quarters.

        4.     Surplus agrees that the Loan shall continue to be secured upon its accounts receivable and Inventory as set forth in the Security Agreement dated June 7, 2005 which shall remain in full force and effect and the terms of which are hereby reaffirmed by Surplus. The Financing Statements evidencing the lien upon Surplus' collateral shall continue and not be terminated.

        5.     Default under the terms of this Modification shall constitute default under the Note.

        6.     The Borrower hereby acknowledges and agrees that as of the date hereof there are no set-offs, claims or defenses against the enforcement of any of the Loan Documents.

        7.     The Borrower hereby expressly reaffirms the representations and warranties set forth in the Note and the Agreement and covenants that (a) no default has occurred under any of them or any other documents relating to or connected with the Note, and (b) no adverse material change has occurred in the financial condition of the Borrower as reflected by the most recent financial information provided to the Bank.

        8.     Borrower shall execute an allonge to the Note, in form and substance acceptable to Bank, evidencing the modifications set forth herein.

        9.     Repayment of any Advance used for an acquisition that shall be outstanding on the Maturity Date may, at the option of the Borrower, be extended for a period not to exceed thirty (30) months from the date of the Advance. Any such amount still unpaid at the expiration of said thirty (30) month period shall be converted to a term loan, payable in payments of

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principal and interest in an amount required to amortize the then balance due thereon at an interest rate and for a term to be negotiated based upon the amount to be amortized.

        10.   Paragraph 6(j) of the Agreement is hereby deleted and in lieu thereof the following provision is inserted:

          6(j)  At no time during the term of the Loan or any extension thereof or any term loan shall there be any material change in ownership control of the Borrower or Surplus or the management of either company.

        11.   Borrower (a) hereby acknowledges and agrees that the Bank has fully and properly discharged all covenants and other provisions of the Agreement, the Modifications, the Note and all other of the Loan Documents prior to the date hereof; (b) hereby waives any breach of the Note, the Agreement, the Modifications and any other of the Loan Documents by the Bank prior to the date hereof; and (c) hereby releases, remises, acquits and forever discharges Bank and each of its employees, agents, successors, and assigns from any and all matters, and claims, actions, causes of action, suits, debts, agreements and demands whatsoever, whether presently known or unknown, which the Borrower may now or hereafter may have against the Bank by reason of any act, cause, matter or thing whatsoever to the date hereof.

        12.   In consideration of this Modification, the Borrower hereby certifies that there is no event of default under the Note, the Agreement, the Modifications or any other of the Loan Documents and no event has occurred and no condition exists that with the giving of notice or the passage of time would constitute an event of default under the Note, the Agreement, the Modifications or any other of the Loan Documents. The Borrower further certifies that it is not in default under the terms of any other agreement or instrument to which it may be a party in any respect that could be materially adverse to the business, operations, property or financial condition of the Borrower, or which could materially adversely affect the ability of the Maker to perform its obligations under the Agreement, the Modifications, the Note or any other of the Loan Documents or any other documents to which it is party.

        13.   Except as hereby expressly modified, the Agreement, as amended by the Modifications, shall otherwise be unchanged, shall remain in full force and effect, and is hereby expressly approved, ratified and confirmed. In the event the terms of any other Loan documents are inconsistent with the terms of this Modification, the terms of this Modification shall govern. The parties hereto agree that this Modification shall not be construed as an agreement to substitute a new obligation or extinguish an obligation under the Note, and shall not be construed a novation as to the obligations of the Borrower and Surplus to the Bank, or as to the Bank's lien under the Security Agreements or the Related Documents.

        14.   This Modification shall be governed by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns.

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        IN TESTIMONY WHEREOF, the parties have caused these presents to be signed and sealed as of the date first above written.

ATTEST:		BORROWER:
LIQUIDITY SERVICES, INC., a Delaware corporation
/s/ JAMES E. WILLIAMS	By:	/s/ JAMES M. RALLO	(SEAL)
James E. Williams, Secretary		James M. Rallo, Chief Financial Officer and Treasurer
WITNESS:		SURPLUS ACQUISITION VENTURE, LLC, a Delaware limited liability company
/s/ JAMES M. RALLO	By:	/s/ WILLIAM P. ANGRICK	(SEAL)
William P. Angrick, Chairman of the Board of Managers
BANK:
WITNESS:		UNITED BANK
/s/ VIVIAN JACKSON	BY:	/s/ JOHN F. ALEXANDER	(SEAL)
Name: John F. Alexander Title: Senior Vice President

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QuickLinks

  Exhibit 10.25
LOAN AGREEMENT
WITNESSETH
MODIFICATION OF LOAN AGREEMENT
SECOND MODIFICATION OF LOAN AGREEMENT
THIRD MODIFICATION OF LOAN AGREEMENT
FOURTH MODIFICATION OF LOAN AGREEMENT
FIFTH MODIFICATION OF LOAN AGREEMENT